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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form F-3 of our report dated August 28, 2000 relating to the financial statements of Crown Consolidated Gold Recoveries Limited and its subsidiaries, which is incorporated by reference in Amendment No. 3 to Durban Roodepoort Deep Limited's Annual Report on Form 20-F/A for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers Inc

PricewaterhouseCoopers Inc
Chartered Accountants (SA)
Registered Accountants and Auditors
September 5, 2003

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS